UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 4, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Depature of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior Award Amendments

Marguerite N. Duffy

On June 4, 2012, in connection with the retirement of Marguerite N. Duffy, our former Senior Vice President and Chief Financial Officer, the Company’s Board of Directors approved (i) the exercisability of Ms. Duffy’s non-qualified stock option awards previously awarded under the 1996 Stock Incentive Plan and 2003 Stock Incentive Plan (collectively, the “SIPs”) for the full original term of those awards and (ii) waiver of the remaining service period, to the extent applicable, with respect to Ms. Duffy’s previously granted equity or performance cash incentive awards under the SIPs.  To the extent any such award contains both a Service Condition and a Performance Condition (as defined in each such award), the Performance Condition is not waived, and any such award shall only become vested upon, and to the extent of, the satisfaction of such Performance Condition.

2011 Forms of Award

On June 4, 2012, the Executive Compensation and Human Resources Committee of the Board of Directors amended the form award agreements for the Company’s new restricted stock awards and performance cash incentive awards under the SIPs (“2011 Forms”) to clarify that in the event of a termination of employment by the Company or an affiliate without Cause (as defined in the 2011 Forms), the Service Condition (also as defined in the 2011 Forms) relating to such awards shall be deemed satisfied upon such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer

Date: June 8, 2012